                                                                    EXHIBIT 10.3



                                AMENDMENT NO. 2

This Amendment No. 2 (the "Amendment") dated as of June 29, 1998, is between Bank of America National Trust and Savings Association (the "Bank") and Image Entertainment, Inc., a California corporation (the "Borrower").

                                    RECITALS
                                    --------

A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of March 10, 1997, as previously amended (the "Agreement").

B.   The Bank and the Borrower desire to further amend the Agreement.

                                   AGREEMENT
                                   ---------

1.   DEFINITIONS.  Capitalized terms used but not defined in this Amendment
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     shall have the meaning given to them in the Agreement.

2.   AMENDMENTS.  The Agreement is hereby amended as follows:
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     2.1  In the first sentence of Paragraph 9.4 (Maximum Total Liabilities to
          Tangible Net Worth) the Period and Ratio is amended in its entirety to read as follows:

          9.4 MAXIMUM TOTAL LIABILITIES TO TANGIBLE NET WORTH RATIO. To maintain a ratio of Total Liabilities to Tangible Net Worth, measured quarterly, not exceeding the amounts indicated for each period specified below:


                     Period                      Ratio
                     ------                      -----
                    06-30-98                     2.90:1.0
                    09-30-98                     3.10:1.0
                    12-31-98                     2.80:1.0
                    03-31-99                     2.40:1.0
                    06-30-99 and thereafter      2.00:1.0

     2.2 A new Paragraph 8.14 (Representations Concerning the Year 2000) is added to the Agreement to read as follows:

          8.14 REPRESENTATIONS CONCERNING THE YEAR 2000. On the basis of a comprehensive review and assessment of Borrower's systems and equipment and inquiry made of Borrower's material suppliers, vendors and customers the "Year 2000 problem" (that is, the inability of computers, as well as embedded microchips in non-computing devices, to perform properly date-sensitive functions with respect to certain dates prior to and after December 31, 1999), including costs of remediation, will not result in a material adverse change in the operations, business properties, condition (financial or otherwise) of Borrower. Borrower has developed feasible contingency plans to adequately ensure uninterrupted and unimpaired business operation in the event of failure of its own or a third party's systems or equipment due to the Year 2000 problem, including those of vendors, customers, and suppliers, as well as a general failure of or interruption in its communications and delivery infrastructure.

3.   CONDITIONS.  This amendment is effective when the Bank receives the
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     following items, in form and content acceptable to the Bank:

     3.1  A duly executed copy of this Amendment.

4.   EFFECT OF AMENDMENT.  Except as provided in this Amendment, all of the
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     terms and conditions of the Agreement shall remain in full force and effect.

This Amendment is executed as of the date stated at the beginning of this Amendment.

BANK OF AMERICA NATIONAL TRUST AND       IMAGE ENTERTAINMENT, INC.
SAVINGS ASSOCIATION



By:/s/ BILL PAREDES                      Its:/s/ JEFF M. FRAMER
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